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                                                                     EXHIBIT 5.1


                                Hunton & Williams
                           Riverfront Plaza, East Tower
                              951 East Byrd Street
                            Richmond, Virginia 23219
                                 (804) 788-8200



October 29, 2001



Board of Directors
Weight Watchers International, Inc.
175 Crossways Park West
Woodbury, New York 11797-2055

                       WEIGHT WATCHERS INTERNATIONAL, INC.
             REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-69362)


Ladies and Gentlemen:

      We have acted as counsel for Weight Watchers International, Inc. (the "Company") in connection with the Registration Statement on Form S-1 (File No. 333-69362), as filed with the Securities and Exchange Commission (the "Commission") on September 14, 2001 (as amended and supplemented, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale in an underwritten public offering of 20,010,000 shares, giving effect to the issuance of shares in the 4.70536-for-1 stock split described in the Registration Statement (the "Stock Split"), (including 2,610,000 shares subject to the underwriters' over-allotment option) of the Company's common stock, no par value (the "Shares"), by certain of the Company's shareholders (the "Selling Shareholders").

      This opinion is being furnished in accordance with the requirements of
Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

      In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, each as amended to date; (ii) actions of the Board of Directors of the Company authorizing the offering and the issuance of the Shares and related matters; (iii) the Registration Statement and exhibits thereto; and
(iv) such other documents, instruments or other information as we deemed necessary or appropriate in rendering our opinion. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

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October 29, 2001
Page 2


      We do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.

      Based upon the foregoing, we are of the opinion that:

      1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

      2. Upon (i) the valid completion of all corporate action by the Company necessary to amend the Company's Articles of Incorporation to authorize an increase in the number of authorized shares of the Company's common stock and to effect the Stock Split, as described in the Registration Statement, and (ii) the effectiveness of appropriate Articles of Amendment, the Shares will have been duly authorized, legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

      This opinion letter is rendered as of the date first above written and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                    Very truly yours,

                                    /s/ Hunton & Williams